Exhibit 10.46

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 26th day of March, 2007, by and among EQUINIX, INC., a Delaware corporation (“Equinix”), EQUINIX OPERATING CO., INC., a Delaware corporation (“Opco”, and together with Equinix, “Borrowers”), GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), SILICON VALLEY BANK (“SVB” and together with GECC, “Lenders”), and SVB in its capacity as Administrative Agent for the Lenders (as such, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrowers, Agent and Lenders have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 10, 2006 (the “Loan Agreement”), pursuant to which Lenders agreed to extend and make available to Borrowers certain advances of money.

B. Borrowers desire that Agent and Lenders amend the Loan Agreement to, among other things, modify certain covenants.

C. GECC and SVB constitute Requisite Lenders pursuant to the Loan Agreement.

D. Subject to the representations and warranties of Borrowers herein and upon the terms and conditions set forth in this Amendment, Agent and Lenders are willing to amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

1.1 Section 5.1 (Due Organization and Authorization). The third sentence of Section 5.1 is hereby amended in its entirety to read as follows:

“Each Borrower represents and warrants to Agent and Lenders that, as of the Effective Date: (a) such Borrower’s exact legal name is that indicated on the Collateral Information Certificate and on the signature page hereof; (b) such Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Collateral Information Certificate; (c) the Collateral Information Certificate accurately sets forth such Borrower’s organizational identification number or accurately states that such Borrower has none; (d) the Collateral

Information Certificate accurately sets forth such Borrower’s place of business, or, if more than one, its chief executive office as well as such Borrower’s mailing address if different, and (e) all other information set forth on the Collateral Information Certificate pertaining to such Borrower is accurate and complete.”

1.2 Section 6.7(a) (Financial Covenants). Section 6.7(a) is hereby amended in its entirety to read as follows:

“(a) At each date that is a quarter-end, Equinix and its consolidated Subsidiaries shall maintain a Quick Ratio of not less than 1.25:1.0 for quarters ending through 12/31/07; and 1.50:1.0 for quarters ending 3/31/08 and 6/30/08.”

1.3 Section 6.7(d) (Financial Covenants). Section 6.7(d) is hereby amended in its entirety to read as follows:

“(d) At each date that is a fiscal quarter-end, the Total Funded Debt divided by the trailing two fiscal quarter annualized EBITDA of Equinix and its consolidated Subsidiaries (the “Total Leverage Ratio”) shall be less than or equal to the ratio set forth below opposite each time period set forth below:

Period	Maximum Total Leverage Ratio

For the fiscal quarters ending through 6/30/07	4.25:1.0*

For the fiscal quarters ending 9/30/07 and each fiscal quarter end thereafter	3.75:1.0*

*In the event Approved Subordinated Debt is issued:

(a) For the four fiscal quarters following the date of issuance	6.00:1.00

(b) For the next four fiscal quarters thereafter	5.00:1:00

(c) For all fiscal quarters commencing with the ninth fiscal quarter after the date of issuance	4.00:1.00

1.4 Section 6.7(e) (Financial Covenants). A new Section 6.7(e) is added to the Loan Agreement as follows:

“(e) At all times, Borrowers shall maintain a sum of (i) cash, Cash Equivalents, short term investments, and 80% of long term investments, in each case maintained in Domestic Collateral Accounts, plus (ii) ten percent (10%) of net accounts receivable, equal to not less than

$75,000,000. For purposes of this Section 6.7(e), accounts receivable shall mean those accounts receivable owing to a Borrower in the ordinary course of its business that are not more than 60 days past invoice date, and where the account debtor is not subject to an Insolvency Proceeding. Such minimum liquidity shall be reported quarterly to Bank, unless the Quick Ratio calculated in accordance with Section 6.7(a) above is less than 1.75:1.0, in which case Borrower shall report minimum liquidity monthly.”

1.5 Section 6.8 (Modifications to 2007 Indenture). Section 6.8, currently titled “Intentionally Omitted,” is retitled “Modifications to 2007 Indenture” and amended to read as follows:

“Borrowers shall not permit any amendments or modifications to the 2007 Indenture which would change, in a manner adverse to Lenders notwithstanding the ability of Borrowers to otherwise comply with their obligations under this Agreement, the terms of subordination set forth therein or the timing or amount of any cash payments in respect of the principal of the Borrower’s Convertible Subordinated Notes due April 15, 2012.”

1.6 Section 8.6 (Other Agreements). Section 8.6 is hereby amended by adding the following sentence to the end of such Section:

“If there is a Fundamental Change (as defined in the 2007 Indenture).”

1.7 Section 13.12 (Designation of Obligations as “Designated Senior Debt” and “Designated Senior Indebtedness”). Section 13.12, currently titled “Designation of Obligations as “Designated Senior Debt”, is retitled “Designation of Obligations as “Designated Senior Debt” and “Designated Senior Indebtedness”“ and amended to read in its entirety as follows:

“Borrowers, Agent and Lenders expressly agree that the Obligations constitute (a) “Designated Senior Debt” for purposes of and as defined in that certain Indenture, dated as of February 11, 2004, between Equinix and U.S. Bank National Association, as Trustee, as amended, modified or supplemented from time to time, and (b) “Designated Senior Indebtedness” for purposes of and as defined in the 2007 Indenture.”

1.8 Section 15.1 (Definitions). A new definition is added to Section 15.1 in proper alphabetical order:

“2007 Indenture” means the Indenture dated as of March 30, 2007, between Equinix and U.S. Bank National Association, as Trustee, in the form of the draft of 3/23/07 (3:44 am).

1.9 Exhibit C (Compliance Certificate). The form of Compliance Certificate attached to the Loan Agreement as Exhibit C is hereby amended in its entirety to the form attached hereto as Exhibit A to Amendment.

1.10 Schedule 6.7. Schedule 6.7 to the Loan Agreement is amended to read in its entirety as follows:

“For purposes hereof, “Approved Subordinated Debt” means any new unsecured convertible subordinated debt issued by Borrowers in aggregate principal amount of not less than $100,000,000 and not more than $250,000,000, with a coupon that shall not exceed 5% and expressly subordinated to the Obligations in right of payment.”

2. BORROWERS’ REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties of Borrowers contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing;

(b) Each Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificates of incorporation, bylaws and other organizational documents of Borrowers delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Borrower; and

(e) this Amendment has been duly executed and delivered by the Borrowers and is the binding obligation of each Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrowers and Requisite Lenders shall have duly executed and delivered this Amendment to Agent.

4.2 Payment of Amendment Fee. Borrowers shall have paid to Agent, for distribution to Lenders in accordance with their Pro Rata Shares, an amendment fee equal to $37,500.00.

4.3 Payment of Bank Expenses. Borrowers shall have paid all Bank Expenses incurred through the date of this Amendment.

5. BORROWERS’ COVENANTS. Not later than April 26, 2007, Borrowers shall (i) execute and deliver, and cause each bank or financial institution (other than SVB) at or with which any Domestic Collateral Account is maintained to execute and deliver, in form and substance satisfactory to Agent and Lenders, a Control Agreement or other appropriate instrument, to the extent not already delivered, with respect to such Domestic Collateral Account to perfect Agent’s first priority security interest in such Domestic Collateral Account, and, (ii) with respect to Deposit Accounts and Securities Accounts of Equinix maintained with Smith Barney, execute and deliver and cause Smith Barney to execute and deliver such control agreements, amended and restated control agreements, or other appropriate instrument, in form and substance satisfactory to Agent and Lenders, to perfect Agent’s first priority security interest in such Deposit Accounts and Securities Accounts. If Borrowers fail to perform any obligation or violate any covenant under this Amendment, it shall be an Event of Default under Section 8.2(a) of the Loan Agreement.

6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Agent with respect to Borrowers shall remain in full force and effect.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:	EQUINIX, INC. a Delaware corporation

	By:	/s/ Keith D. Taylor
Printed Name: Keith D. Taylor
Title: CFO

EQUINIX OPERATING CO., INC. a Delaware corporation

	By:	/s/ Keith D. Taylor
Printed Name: Keith D. Taylor
Title: CFO

AGENT:	SILICON VALLEY BANK

	By:	/s/ Nick Tsiagkas
Printed Name: Nick Tsiagkas
Title: Relationship Manager

LENDERS:	SILICON VALLEY BANK

	By:	/s/ Nick Tsiagkas
Printed Name: Nick Tsiagkas
Title: Relationship Manager

GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Ali Mirza
Printed Name: Ali Mirza
Title: Duly Authorized Signatory